Exhibit 99.1

SinoCoking Coal and Coke
Chemical Industries, Inc.

SINOCOKING (SCOK) CLOSES $7 MILLION PRIVATE PLACEMENT

Pingdingshan, Henan Province, China – February 9, 2010 – SinoCoking Coal and Coke Chemical Industries, Inc. (OTCBB symbol: SCOK) (the “Company” or “SinoCoking”) announced today that it closed a $7 million private placement equity financing on February 5, 2010, involving 34 high net-worth investors.  The private placement was priced at $6.00 per unit, with each unit consisting of one share of common stock, and a warrant for the purchase of 0.5 shares of common stock with an exercise price of $12.00 per share.

SinoCoking is a significant supplier of the vital commodities of thermal and metallurgical coal and coke to industrial users such as power plants, steel mills, plant and factory operators and manufacturers in China.  SinoCoking is a vertically-integrated processor that uses coal from both its own mines and that of third-party mines to provide basic and value-added coal products to its client base.  SinoCoking currently holds mining rights for approximately 2.5 million tons of coal from mines located in the Henan Province in central China.  SinoCoking began producing metallurgical coke in 2002, and since then has expanded its production to become an important supplier to regional steel producers in central China.  For the year ending June 30, 2009, SinoCoking produced and sold 154,631 tons of coke, 55,360 tons of washed coal, and 72,923 tons of raw coal, and generated $51 million in revenue from sales consisting primarily of these products.  During its 2009 fiscal year, SinoCoking had audited net income of approximately $17 million on a GAAP basis.

In the private placement, SinoCoking sold and issued $7,085,352 of its units at a purchase price of USD $6.00 per unit.  The investor warrants are exercisable for a period of five years from the date of issuance.  On the closing date, the Company issued a total of 1,180,892 shares of common stock, and warrants for the purchase of an additional 590,446 shares of common stock.

“We are pleased to announce this initial closing of our equity financing, which we consider to be an important first step following our debut as a U.S. public reporting company,” said Jinahua Lv, the CEO of SinoCoking.  “The proceeds of this financing will go directly towards funding our aggressive expansion of production capacity in order to meet current demand from our customers.”

The securities in the private placement were issued as restricted securities exempt from registration, and were not issued in connection with any registration statement.  The securities issued are subject to applicable restrictions on resale pursuant to Regulation S promulgated under the Securities Act of 1933.

FOR FURTHER INFORMATION PLEASE CONTACT:

Sam Wu
Chief Financial Officer
SinoCoking Coal and Coke Chemical Industries, Inc.
Email: wuzan@vip.sina.com
Tel: +86-3752882999

About SinoCoking

SinoCoking Coal and Coke Chemical Industries, Inc. (OTCBB: SCOK) is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users.  SinoCoking currently holds mining rights for approximately 2.5 million tons of coal from mines located in the Henan Province in central China.  SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China.  SinoCoking, a Florida corporation, owns its assets and conducts its operations through its subsidiaries, Top Favour Limited, a British Virgin Islands holding company, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

For further information about SinoCoking, please refer to the Definitive Proxy Statement of the Company (previously named Ableauctions.com, Inc.) filed on Schedule 14A with the Securities and Exchange Commission on November 27, 2009.

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think”, “considers” or similar expressions are intended to identify “forward-looking statements.”  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates.